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                                                                    Exhibit 23.1

                        Consent of Independent Auditors
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80341) pertaining to the 1994 Incentive Stock Plan of Pharmacopeia, Inc., the 1995 Director Option Plan of Pharmacopeia, Inc. and the 1995 Employee Stock Purchase Plan of Pharmacopeia, Inc., in the Registration Statement (Form S-8 No. 333-20883) pertaining to the 1994 Incentive Stock Plan of Pharmacopeia, Inc. and in the Registration Statement (Form S-8 No. 333-56883) pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan, the Molecular Simulations Incorporated 1998 Stock Option and Purchase Plan, the Molecular Simulations Incorporated 1996 Equity Incentive Plan, the Polygen Corporation 1986 Incentive Stock Option Plan, the Polygen Corporation 1986 Incentive Stock Option Plan (California), the Polygen Corporation 1986 Supplemental Stock Option Plan and the Polygen Corporation 1986 Supplemental Stock Option Plan (California), of our report dated January 28, 1999, with respect to the consolidated financial statements of Pharmacopeia, Inc. included in Amendment No. 1 to the Annual Report (Form 10-K/A-1) for the year ended December 31, 1998.


                                                  /s/ Ernst & Young LLP
Princeton, New Jersey
April 1, 1999